Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Akerna Corp. on Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (File No. 333-239783) of our report dated March 31, 2021, with respect to our audits of the consolidated financial statements of Akerna Corp. as of December 31, 2020, June 30, 2020 and 2019, for the transitional six months ended December 31, 2020, and for each of the two years in the period ended June 30, 2020 appearing in the Transition Report on Form 10-K of Akerna Corp. for the transition period from July 1, 2020 to December 31, 2020. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Our report on the consolidated financial statements refers to a change in the method of accounting for revenue recognition due to the adoption of ASC 606, Revenue from Contracts with Customers, as amended, effective July 1, 2020, using the modified retrospective approach.

/s/ Marcum llp

Marcum llp

Los Angeles, CA

May 21, 2021

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Akerna Corp. on Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (File No. 333-239783) of our report dated May 29, 2020, with respect to our audits of the financial statements of Solo Sciences, Inc. as of December 31, 2019 and 2018 and for the years then ended appearing in the Form 8-K/A of Akerna Corp. dated May 29, 2020. We also consent to the reference to our Firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP

New York, NY

May 21, 2021